                                                                     EXHIBIT 4.5

DATE:          Oct. 23, 2002

TO:            MORTON'S RESTAURANT GROUP
ATTN:          THOMAS J. BALDWIN
FAX:           516-627-1898
PHONE:         516-629-1515

FROM:          Fleet National Bank
ATTN:          Derivatives Confirmation Unit
FAX:           (617) 434-4284
PHONE:         (617) 434-2686 or (617) 434-7878

RE:            INTEREST RATE SWAP
               Our Ref: 75913FB/36457

     The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Fleet National Bank and MORTON'S RESTAURANT GROUP on the Trade Date specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and provisions in this Confirmation, this Confirmation will govern.

1. This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms a part of and is subject to, the ISDA Master Agreement dated as of 11/05/99, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Trade Date                                    :   Oct. 22, 2002

     Effective Date                                :   Oct. 24, 2002

     Termination Date                              :   Oct. 24, 2004 subject to adjustment in accordance
                                                       with the Modified Following Business Day
                                                       Convention.

     Notional Amount                               :   USD 20,000,000.00

Floating Amounts

     Floating Rate Payer                           :   Fleet National Bank

     Floating Rate Payment Dates                   :   Quarterly on the 24th, commencing Jan. 24, 2003
                                                       and ending on the Termination Date subject to
                                                       adjustment in accordance with the Modified
                                                       Following Business Day Convention.

     Floating Rate for initial Calculation Period  :   1.840000  %

     Floating Rate Option                          :   USD-LIBOR-BBA

     Designated Maturity                           :   3 months

     Spread                                        :   None

     Floating Rate Day Count Fraction              :   ACTUAL /360

     Floating Rate Reset Dates                     :   The first Business Day of each Calculation Period

     Compounding                                   :   Inapplicable

     Business Days                                 :   New York and London

Fixed Amounts

     Fixed Rate Payer                              :   MORTON'S RESTAURANT GROUP

     Fixed Rate Payment Dates                      :   Quarterly on the 24th, commencing Jan. 24, 2003
                                                       and ending on the Termination Date subject
                                                       to adjustment in accordance with the Modified
                                                       Following Business Day Convention.

     Fixed Rate                                    :   2.635000  %

     Fixed Rate Day Count Fraction                 :   ACTUAL /360

     Business Days                                 :   New York and London

Calculation Agent                                  :   Fleet National Bank

3.   Settlement Instructions

     Payments to MORTON'S RESTAURANT GROUP in USD

     To                                            :   FLEET BANK A/C 550-84341

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

     Payments to Fleet National Bank in USD

     To                                            :   FLEET BANK A/C 550-84341

4.   Contact Instructions

     Fleet National Bank                           :   Tel:     617-434-7953
     Resets/Payments
                                                       Fax:     617-434-3588
               Confirmations                           Tel:     617-434-2686
                                                       Fax:     617-434-4284

     MORTON'S RESTAURANT                           :   Tel:     516-627-1515
     GROUP                                             Fax:     516-627-1898


Very truly yours,


Fleet National Bank


By:                                    By:
    --------------------------------       -------------------------------------
    Name:                                  Name:
    Title:                                 Title:


Agreed and accepted as of the date first above written:

MORTON'S RESTAURANT GROUP


By:  /s/ Thomas J. Baldwin
     -------------------------------
     Name:    Thomas J. Baldwin
     Title:   EVP & CFO

PLEASE COUNTERSIGN AND FAX TO:  (617) 434-4284
ATTN:  Derivatives Confirmations
REQUEST CORRECTIONS:  (617) 434-2686
Please be advised telephone calls may be recorded to ensure transaction accuracy.

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